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                                                                    Exhibit 23.1





                        Consent of Independent Auditors







We consent to the incorporation by reference in the registration statements pertaining to the Amended and Restated Long-Term Incentive Plan (Form S-8 No. 33-86062 and Form S-8 No. 33-66552) and the Non-Qualified Stock Option Plan and the Stock Option Plan for Employees (Form S-8 No. 33-52664) of American Dental Technologies, Inc. of our report dated February 16, 1996 with respect to the financial statements of Texas Airsonics, Inc. included in this Current Report (Form 8-K).

August 9, 1996

                                        Ernst & Young LLP